UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 22, 2009

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Moshe Levi 11, 11th Floor, Rishon Le-Zion, Israel	75658
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (9) 942-8888

P.O. Box 2543, 17 Hatidhar St., Ra'anana, 43665 Israel
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, 2009, Brooria Hadad resigned from the Board of Directors, and Yossi Shai resigned as the Chief Financial Officer of IXI Mobile, Inc. (the “Company”).  Ms. Hadad’s departure did not involve any controversy or disagreement with the Company.

Also on November 22, 2009,  Mr. Ilan Kauffman, age 40, was appointed as the Company’s Chief Financial Officer and Treasurer.  From May 2001 until November 2008, Mr. Kaufmann worked in several positions at Elbit Systems LTD, a global defense electronics company.  His most recent position was the Director of Finance at Silver Arrow, a subsidiary of Elbit Systems LTD.  As the Company’s Chief Financial Officer, Mr. Kauffman will be paid a base salary of approximately $85,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

Dated: November 29, 2009	By:	/s/ Ilan Kauffman
Name: Ilan Kauffman
Title: Chief Financial Officer